Shaanxi Bai Shui Du Kang Liquor Co., Ltd.

Agreement No.__________

Distribution Agreement

Shaanxi Baishui Dukang Liquor Co., Ltd.

Shaanxi Bai Shui Du Kang Liquor Co., Ltd.

Party A:  Shaanxi Baishui Dukang Liquor Co., Ltd.
(Hereafter referred as Party A)

Party B:  Shaanxi Baishui Dukang Shiye Co., Ltd.
(Hereafter referred as Party B)

Whereas Party A entrusts Party B to act as the Product Agent on an equal and voluntary basis, the contract is made as follows:

1. Sales Territory
The sales territory mentioned in this contract is: within Shaanxi Province Administrative Region

2. Products for Sale
Bai Shui Du Kang Old Jar Liquor； Bai Shui Du Kang Special Offer Liquor

3. Products Price
The products’ price is subject to the price appraised and decided by Party A.

4. Supply and Account Settlement of the Products

4.1	The production and delivery of the products are subject to the order of Party B.

4.2	Each order is regarded as the confirmed order after Party B wires full payment to the bank account which is designated by Party A.

4.3
After the confirmation of the said order, Party B takes delivery of products in the warehouse designated by Party A in accordance with the requested products name and quantity required in the order within two working days.

4.4
The settlement method adopted in this contract is cash settlement. So each order should be confirmed after Party B wires the full payment to the bank account which is designated by Party A. Then Party A delivers goods to Party B within the stipulated time.

Shaanxi Bai Shui Du Kang Liquor Co., Ltd.

5. Rights and Obligations of Party A

5.1	Party A provides a variety of inspection reports and licences required to Party B for selling the said liquor products.

5.2
Party A promises to provide the qualified Products. Party B should check and written verify the quantity, appearance, package, quality of the products in time when picking up goods. Party A does not take responsibility afterwards.

5.3
The commitments made by any salesmen and employees (including general managers) should be the written commitments with the company seal affixed. All the oral commitments or commitments without the company seal affixed are regarded as the void commitments.

5.4	Party A must only sell all the Bai Shui Du Kang Special Offer Liquor products produced during the contract term to Party B, and cannot sell to any other third party.

6. Rights and Obligations of Party B

6.1	In order to sell “products” and serve the customers within the sales territory, Party B should provide and maintain an agency which owns the ability of operating at Party B’s expense.

6.2
Party B should develop local agents and distributors within the sales territory according to its requirements. The contracts signed with the said agents and distributors as well as the management to these agents and distributors should be charged by Party B solely.

6.3	Party B should provide the detailed reports related to the selling “products” to Party A.

6.4
Party B should respect and protect the intellectual property of Party A and promise do not duplicate any selling products of Party A for commercial purposes. Party B should keep trade secrets of Party A which is learnt during sales process, and should not disclosure this contract to the third Party.

6.5	During the contract term, Party B must only sell the products of Baishui Dukang, and cannot sell any other products of the third party.

6.6	After the contract expires, Party B enjoys the priority to renew the contract if well performed the contract.

Shaanxi Bai Shui Du Kang Liquor Co., Ltd.

7.	Relationship of the two parties
Party A and Party B of this contract own the relationship of the seller and the buyer during the validity period of this contract. Neither party has the right to represent the other party when getting in touch with other third parties, nor has the right to sign any contract in the name of the other party.

8.	Use of the name of Party A
No matter for what reason Party B lost the agent qualification, Party B must not use the “name”, “trademark” of Party A anymore in any way nor claim to be the agent of Party A.

9.	Contract period
This contract takes effect from January 1st, 2010 to December 31st , 2015. The duration of the contract is Five years. This contract has two copies，owning the same legal validity. Each party holds one copy.

10.	Settlement to disputes
The dispute, if any, should be settled through consultation during the cooperation. If the consultation fails, the dispute should be settled by the people's court in Party A’s location.

Party A locates in Baishui County, the city of Weinan, Shaanxi province, China.

Party A:  Shaanxi Baishui Dukang Liquor Co., Ltd.
Party B:  Shaanxi Baishui Dukang Shiye Co., Ltd.

Representative for Party A:             Representative for Party B:

Date: December 28, 2009                Date: December 28, 2009

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